Exhibit 99.1

Sovran Self Storage Reports Second Quarter Results

BUFFALO, N.Y.--(BUSINESS WIRE)--August 3, 2016--Sovran Self Storage, Inc. (NYSE:SSS), a self storage real estate investment trust (REIT), reported operating results for the quarter ended June 30, 2016.

Net income attributable to common shareholders for the second quarter of 2016 was $43.5 million or $1.03 per fully diluted common share. For the same period in 2015, net income attributable to common shareholders was $28.5 million or $0.80 per fully diluted common share.

Highlights for the 2nd Quarter Included:

  Increased same store revenue by 5.7% and net operating income ("NOI")(1) by 6.8% as compared to the second quarter of 2015.
  Grew same store average occupancy for the quarter by 30 basis points to 92.3% compared to the same period in 2015.
  Completed a follow-on equity offering of 6,900,000 shares of the Company’s common stock, resulting in net proceeds to the Company of approximately $665 million.
  Issued $600 million of 10 year notes at an interest rate of 3.5% via an inaugural public debt offering.
  Achieved adjusted funds from operations (“FFO”)(2) per fully diluted common share of $1.32. This includes approximately $0.09 of dilution resulting from the early issuance of the above referenced equity and debt for the LifeStorage acquisition. Absent these carry costs adjusted FFO was $1.41 per diluted share.
  Acquired nine self storage facilities at a cost of approximately $106 million.
  Sold eight non-core properties for net proceeds of approximately $34 million.
  Paid a quarterly dividend of $0.95 per share of common stock.

Subsequent to the end of the quarter, the Company:

  Completed its previously announced acquisition of 84 LifeStorage properties for $1.3 billion on July 15, 2016.
  Issued $200 million of 12 year unsecured term notes at a fixed rate of 3.67% on July 21, 2016.
  Announced that in August, 2016 it will change its name from Sovran Self Storage, Inc. to Life Storage, Inc. and will no longer operate its stores under the Uncle Bob’s Self Storage name, but will rebrand its existing portfolio to Life Storage®.

Funds from operations for the quarter were $1.10 per fully diluted common share compared to $1.22 for the same period last year. Absent $9.0 million of acquisition related costs (including bridge loan fees) incurred in the second quarter of 2016, and $0.8 million of acquisition costs in the second quarter of 2015, adjusted FFO per fully diluted common share was $1.32 and $1.24 for the quarters ended June 30, 2016 and 2015, respectively. The quarter ended June 30, 2016 adjusted FFO includes approximately $0.09 per share of dilution resulting from early issuance of 6.9 million shares of common stock and $600 million of long term debt to fund the LifeStorage acquisition.

Increased rental rates were the primary driver of the Company’s adjusted FFO growth during the quarter.

OPERATIONS:

Total revenues increased 17.9% over last year’s second quarter while operating costs increased 19.4%, resulting in an NOI increase of 17.3%. Overall occupancy averaged 91.4% for the period, and rental rates averaged $13.16 per sq. ft.

Revenues for the 420 stabilized stores wholly owned by the Company since December 31, 2014 increased 5.7% from those of the second quarter of 2015, the result of a 30 basis point increase in average occupancy, a 5.2% increase in rental rates and increases in tenant insurance administrative fees.

Same store operating expenses increased 3.3% for the second quarter of 2016 compared to the prior year period. Higher property taxes and internet advertising expenses were offset by reductions in utility costs and insurance expense.

Consequently, same store NOI increased 6.8% this period over the second quarter of 2015.

General and administrative expenses increased by approximately $0.4 million over the same period in 2015. Increases in personnel costs associated with operating 32 more stores during the quarter than at this time last year and higher legal fees were offset by reduced income taxes pertaining to the Company’s taxable REIT subsidiaries.

During the second quarter of 2016, the Company experienced same store revenue growth in 28 of its 29 major markets in the same store pool. Overall, the markets with the strongest revenue impact include Atlanta, GA; all Florida markets, particularly Miami and Tampa; Dallas and San Antonio, TX.

PROPERTIES:

The Company acquired nine stores during the quarter at a cost of $105.7 million. These include two stores each in southern Connecticut; downstate New York; and Buffalo, NY; also, one each in Los Angeles, CA; Dallas, TX; and Port St. Lucie, FL. Together they comprise a total of approximately 640,000 sq. ft. of storage space.

The Company also sold eight of its non-core stores for net proceeds of approximately $34 million. The stores sold were in Lynchburg, VA (4); Greenville, MS; Kingsland, GA; Birmingham, AL; and Dallas, TX.

At June 30, 2016, the Company was in contract to acquire four stores for $40 million upon issuance of a certificate of occupancy, anticipated at various dates between the third quarter 2016 and the first quarter 2017. These properties are located in Charleston, SC; Charlotte, NC; and Chicago, IL (2). The Charleston, SC property was acquired for $8.4 million in July 2016. At June 30, 2016 the Company was also under contract to acquire one stabilized store in Denver, CO for $9.5 million. The aforementioned purchases are subject to customary closing conditions, and there is no assurance that these properties will be acquired as described herein.

Subsequent to the end of the quarter, on July 15, 2016, the Company completed its acquisition of LifeStorage, LP for approximately $1.3 billion. This transaction added 84 wholly owned stores to the Company’s portfolio, and four third-party managed locations.

CAPITAL TRANSACTIONS:

On April 26, 2016, the Company repaid a ten year term note maturing on that date in the amount of $150 million. Funds were provided by a draw on the Company’s line of credit.

On May 19, 2016, the Company agreed to issue and sell 6,000,000 shares of the Company’s common stock, par value $.01 per share, plus up to 900,000 shares of common stock pursuant to the underwriters’ option, at a price to the public of $100.00 per share. The offering of 6,900,000 shares of the Company’s common stock closed on May 25, 2016 resulting in net proceeds to the Company of approximately $665 million.

On June 13, 2016 the Company offered for sale $600 million of unsecured 10 year notes. The notes were issued on June 20, 2016 at 99.45% of par value and a coupon rate of 3.5%, with the Company receiving net proceeds of approximately $591 million.

At June 30, 2016, the Company had approximately $901.9 million of cash on hand, and $500 million available on its line of credit. The cash on hand and the availability on the credit line were unusually high at quarter’s end due to the Company’s common share offering in May and its issuance of corporate debentures in June. The funds were ultimately used for the July acquisition of LifeStorage, LP.

In April, the Company issued approximately 22,974 shares at a price of $107.51 through its Dividend Reinvestment Plan.

Subsequent to the end of the quarter, the Company issued $200 million of 12 year notes at an interest rate of 3.67%.

COMMON STOCK DIVIDEND:

Subsequent to quarter-end, the Company’s Board of Directors approved a quarterly dividend of $0.95 per share or $3.80 annualized.

YEAR 2016 EARNINGS GUIDANCE:

The following assumptions covering operations have been utilized in formulating guidance for the third quarter and full year 2016:

Same Store Projected Increases Over 2015
	3Q 2016	Full Year 2016
Revenue	5.0 – 6.0%	5.5 – 6.5%
Operating Costs (excluding property taxes)	2.0 – 3.0%	2.0 – 3.0%
Property Taxes	5.0 – 6.0%	6.0 – 7.0%
Total Operating Expenses	3.0 – 4.0%	3.0 – 4.0%
Net Operating Income	5.5 – 6.5%	6.5 – 7.5%

The Company’s 2016 same store pool consists of the 420 stabilized stores owned since December 31, 2014. The stores purchased in 2014 at certificate of occupancy or that were in the early stages of lease-up are not included, regardless of their current occupancies. The Company believes that occupancy levels achieved during the lease-up period, using discounted rates, are not truly indicative of a new store’s performance, and therefore do not result in a meaningful year-over-year comparison in future years. The Company will include such stores in its same store pool in the second year after the stores achieve 80% sustained occupancy using market rates and incentives.

The Houston market is expected to comprise approximately 9.4% of the 2016 forecasted NOI of the Company’s wholly owned stores. Forecasts for the 41 same store pool of properties in the Company’s Houston market include revenue growth of 4.0% – 5.0%, operating expense increases of 4.0% – 5.0% (inclusive of a 6% projected increase in property taxes), and NOI growth of between 3.5% and 4.5%.

The Company plans to complete $25 – $30 million of expansions in 2016, and expects to incur up to $22 million in costs pertaining to the rebranding of Uncle Bob’s Self Storage to Life Storage. It is expected that the rebranding process will commence in August, 2016 and proceed on a market by market basis through April, 2017.

The Company has assumed an additional $20 million of accretive acquisitions in the second half of 2016. Per share FFO guidance is projected after adding back third party acquisition costs. Purchases of these additional properties are expected to be funded via draws on its line of credit which carries an interest rate of LIBOR plus 1.10%. The Company expects acquisition costs related to the LifeStorage purchase to be $32 - $33 million in the third quarter of 2016 including ordinary closing costs, loan defeasance, and employee severance costs.

At the conclusion of 2015, the Company operated six self-storage facilities that it acquired during 2014 and 2015 upon issuance of certificate of occupancy or in the early stages of lease-up. It also acquired one in Phoenix, AZ and one in Miami, FL in February 2016, and one in Los Angeles, CA in March 2016. Further, it expects to acquire four more such certificate of occupancy facilities at various dates later in 2016 and early 2017. Upon acquisition, these properties have insufficient rental revenue to cover operating costs; accordingly, for the first 24 to 36 months of operation, ownership of these facilities is dilutive to FFO per share. The Company expects that during the second half of 2016, it will incur such dilution to the extent of $0.03 to $0.04 per share due to the aforementioned acquisitions.

Annual general and administrative expenses are expected to be approximately $42 – $43 million. The increase over the prior year is primarily due to the need for additional personnel required for recent acquisitions.

The Company incurred dilution to FFO during the second quarter of approximately $.09 per share as a result of issuing 6.9 million shares of its common stock and $600 million of 10 year notes in advance of its July purchase of LifeStorage, LP. Similarly, $.05 of dilution is expected in the 3rd quarter due to these funds not being applied to the acquisition until July 15th. Another $.05 - $.06 of dilution is expected in 2016 as the properties grow to occupancy and rental rate stabilization. Further dilution of approximately $.02 per share is expected in the second half of 2016 as a result of the Company’s sale of eight properties in June. Proceeds of $34 million are in escrow awaiting investment pursuant to anticipated Section 1031 transactions.

As a result of the above assumptions, management expects adjusted funds from operations for the full year 2016 to be approximately $5.30 to $5.34 per share, and between $1.37 and $1.39 per share for the third quarter of 2016.

FORWARD LOOKING STATEMENTS:

When used within this news release, the words “intends,” “believes,” “expects,” “anticipates,” and similar expressions are intended to identify “forward looking statements” within the meaning of that term in Section 27A of the Securities Act of 1933, and in Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from those expressed or implied by such forward looking statements. Such factors include, but are not limited to, the effect of competition from new self storage facilities, which could cause rents and occupancy rates to decline; the Company’s ability to evaluate, finance and integrate acquired businesses into the Company’s existing business and operations; the Company’s ability to enter new markets where it has little or no operational experience; the Company’s existing indebtedness may mature in an unfavorable credit environment, preventing refinancing or forcing refinancing of the indebtedness on terms that are not as favorable as the existing terms; interest rates may fluctuate, impacting costs associated with the Company’s outstanding floating rate debt; the Company’s ability to comply with debt covenants; the future ratings on the Company’s debt instruments; the regional concentration of the Company’s business may subject it to economic downturns in the states of Florida and Texas; the Company’s ability to effectively compete in the industries in which it does business; the Company’s reliance on its call center; the Company’s cash flow may be insufficient to meet required payments of principal, interest and dividends; and tax law changes which may change the taxability of future income.

CONFERENCE CALL:

Sovran Self Storage will hold its Second Quarter Earnings Release Conference Call at 9:00 a.m. Eastern Time on Thursday, August 4, 2016. To help avoid connection delays, participants are encouraged to pre-register using this link. Anyone unable to pre-register may access the conference call at 877.737.7051 (domestic) or 201.689.8878 (international). Management will accept questions from registered financial analysts after prepared remarks; all others are encouraged to listen to the call via webcast by accessing “news and events” under the investor relations tab at www.unclebobs.com/company/.

The webcast will be archived for 90 days; a telephone replay will also be available for 72 hours by calling 877.660.6853 and entering conference ID 13640578.

ABOUT SOVRAN SELF STORAGE, INC:

Sovran Self Storage, Inc. is a self-administered and self-managed equity REIT that is in the business of acquiring and managing self storage facilities. The Company operates approximately 650 self storage facilities in 29 states under the names Uncle Bob’s Self Storage and Life Storage. For more information, visit http://invest.unclebobs.com/.

SOVRAN SELF STORAGE, INC.
BALANCE SHEET DATA

	June 30,
	2016	December 31,
(dollars in thousands)	(unaudited)	2015
Assets
Investment in storage facilities:
Land	$626,454	$480,176
Building, equipment and construction in progress	2,295,840	2,011,526
	2,922,294	2,491,702
Less: accumulated depreciation	(486,521)	(465,195)
Investment in storage facilities, net	2,435,773	2,026,507
Cash and cash equivalents	901,897	7,032
Accounts receivable	4,670	6,805
Receivable from joint venture	1,045	929
Investment in joint venture	67,157	62,520
Prepaid expenses	6,446	5,431
Fair value of interest rate swap agreements	-	550
Intangible asset - in-place customer leases (net of accumulated
amortization of $23,912 in 2016 and $21,017 in 2015)	4,325	1,303
Other assets	5,140	7,745
Total Assets	$3,426,453	$2,118,822

Liabilities
Line of credit	$-	$79,000
Term notes, net	1,187,770	746,650
Accounts payable and accrued liabilities	37,160	47,839
Deferred revenue	8,075	7,511
Fair value of interest rate swap agreements	22,010	15,343
Mortgages payable	10,205	1,993
Total Liabilities	1,265,220	898,336

Noncontrolling redeemable Operating Partnership Units at redemption value	20,191	18,171

Equity
Common stock	464	367
Additional paid-in capital	2,339,074	1,388,343
Accumulated deficit	(167,901)	(171,980)
Accumulated other comprehensive loss	(30,863)	(14,415)
Total Shareholders' Equity	2,140,774	1,202,315
Noncontrolling interest in consolidated subsidiary	268	-
Total Equity	2,141,042	1,202,315
Total Liabilities and Equity	$3,426,453	$2,118,822

CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
	April 1, 2016	April 1, 2015
	to	to
(dollars in thousands, except share data)	June 30, 2016	June 30, 2015

Revenues
Rental income	$98,795	$83,487
Other operating income	6,741	5,784
Management fee income	1,469	1,455
Total operating revenues	107,005	90,726

Expenses
Property operations and maintenance	23,153	19,486
Real estate taxes	11,021	9,145
General and administrative	10,114	9,686
Acquisition related costs	1,694	788
Depreciation and amortization	16,414	13,611
Amortization of in-place customer leases	1,837	973
Total operating expenses	64,233	53,689

Income from operations	42,772	37,037

Other income (expense)
Interest expense (A)	(8,244)	(9,216)
Interest expense - acquisition bridge loan commitment fee	(7,329)	-
Interest income	37	2
Gain on sale of real estate	15,270	-
Equity in income of joint ventures	998	853

Net income	43,504	28,676
Noncontrolling interests in the Operating Partnership	(208)	(144)
Noncontrolling interests in consolidated subsidiaries	160	-
Net income attributable to common shareholders	$43,456	$28,532

Earnings per common share attributable to common shareholders - basic	$1.04	$0.81

Earnings per common share attributable to common shareholders - diluted	$1.03	$0.80

Common shares used in basic
earnings per share calculation	41,980,389	35,377,694

Common shares used in diluted
earnings per share calculation	42,227,388	35,603,020

Dividends declared per common share	$0.95	$0.75

(A) Interest expense for the three months ending June 30 consists of the following
Interest expense	$7,894	$8,920
Amortization of debt issuance costs	350	296
Total interest expense	$8,244	$9,216

	January 1, 2016	January 1, 2015
	to	to
(dollars in thousands, except share data)	June 30, 2016	June 30, 2015

Revenues
Rental income	$190,337	$162,373
Other operating income	12,888	10,941
Management fee income	2,904	2,820
Total operating revenues	206,129	176,134

Expenses
Property operations and maintenance	46,014	40,046
Real estate taxes	21,568	18,064
General and administrative	20,578	19,092
Acquisition related costs	4,078	1,369
Operating leases of storage facilities	-	683
Depreciation and amortization	31,665	26,779
Amortization of in-place customer leases	3,011	1,987
Total operating expenses	126,914	108,020

Income from operations	79,215	68,114

Other income (expense)
Interest expense (A)	(17,377)	(18,377)
Interest expense - acquisition bridge loan commitment fee	(7,329)	-
Interest income	43	4
Gain (loss) on sale of real estate	15,270	(7)
Equity in income of joint ventures	1,913	1,499

Net income	71,735	51,233
Noncontrolling interests in the Operating Partnership	(338)	(250)
Noncontrolling interests in consolidated subsidiaries	399	-
Net income attributable to common shareholders	$71,796	$50,983

Earnings per common share attributable to common shareholders - basic	$1.79	$1.46

Earnings per common share attributable to common shareholders - diluted	$1.78	$1.45

Common shares used in basic
earnings per share calculation	40,195,603	34,853,731

Common shares used in diluted
earnings per share calculation	40,445,263	35,078,946

Dividends declared per common share	$1.80	$1.50

(A) Interest expense for the six months ending June 30 consists of the following
Interest expense	$16,671	$17,785
Amortization of debt issuance costs	706	592
Total interest expense	$17,377	$18,377

COMPUTATION OF FUNDS FROM OPERATIONS (FFO) (2) - (unaudited)

	April 1, 2016	April 1, 2015
	to	to
(dollars in thousands, except share data)	June 30, 2016	June 30, 2015

Net income attributable to common shareholders	$43,456	$28,532
Noncontrolling interests in the Operating Partnership	208	144
Depreciation of real estate and amortization of intangible
assets exclusive of debt issuance costs	17,855	14,308
Depreciation and amortization from unconsolidated joint ventures	581	617
Gain on sale of real estate	(15,270)	-
Funds from operations allocable to noncontrolling
interest in Operating Partnership	(223)	(220)
Funds from operations available to common shareholders	46,607	43,381
FFO per share - diluted	$1.10	$1.22

Adjustments to FFO
Acquisition costs expensed	1,694	788
Interest expense - acquisition bridge loan commitment fee	7,329	-
Funds from operations resulting from non-recurring items allocable to noncontrolling
interest in Operating Partnership	(43)	(4)
Adjusted funds from operations available to common shareholders	55,587	44,165
Adjusted FFO per share - diluted	$1.32	$1.24

Common shares - diluted	42,227,388	35,603,020

	January 1, 2016	January 1, 2015
	to	to
(dollars in thousands, except share data)	June 30, 2016	June 30, 2015

Net income attributable to common shareholders	$71,796	$50,983
Noncontrolling interests in the Operating Partnership	338	250
Depreciation of real estate and amortization of intangible
assets exclusive of debt issuance costs	33,889	28,219
Depreciation and amortization from unconsolidated joint ventures	1,153	1,235
(Gain) loss on sale of real estate	(15,270)	7
Funds from operations allocable to noncontrolling
interest in Operating Partnership	(429)	(394)
Funds from operations available to common shareholders	91,477	80,300
FFO per share - diluted	$2.26	$2.29

Adjustments to FFO
Acquisition costs expensed	4,078	1,369
Interest expense - acquisition bridge loan commitment fee	7,329	-
Operating leases straight line rent adjustment	-	146
Funds from operations resulting from non-recurring items allocable to noncontrolling
interest in Operating Partnership	(54)	(7)
Adjusted funds from operations available to common shareholders	102,830	81,808
Adjusted FFO per share - diluted	$2.54	$2.33

Common shares - diluted	40,445,263	35,078,946

QUARTERLY SAME STORE DATA (3) * 420 mature stores owned since 12/31/14 (unaudited)	April 1, 2016	April 1, 2015
	to	to		Percentage
(dollars in thousands)	June 30, 2016	June 30, 2015	Change	Change

Revenues:
Rental income	$85,320	$80,845	$4,475	5.5%
Tenant insurance	3,259	2,851	408	14.3%
Other operating income	1,559	1,602	(43)	-2.7%
Total operating revenues	90,138	85,298	4,840	5.7%

Expenses:
Payroll and benefits	7,447	7,167	280	3.9%
Real estate taxes	9,337	8,856	481	5.4%
Utilities	2,595	2,676	(81)	-3.0%
Repairs and maintenance	3,001	2,954	47	1.6%
Office and other operating expense	2,918	2,809	109	3.9%
Insurance	993	1,107	(114)	-10.3%
Advertising & yellow pages	284	361	(77)	-21.3%
Internet marketing	1,660	1,401	259	18.5%
Total operating expenses	28,235	27,331	904	3.3%

Net operating income (1)	$61,903	$57,967	$3,936	6.8%

QTD Same store move ins	43,784	47,759	(3,975)

QTD Same store move outs	38,798	40,747	(1,949)

OTHER COMPARABLE QUARTERLY SAME STORE DATA * (unaudited)	April 1, 2016	April 1, 2015
	to	to		Percentage
	June 30, 2016	June 30, 2015	Change	Change
Stores owned since 12/31/13 (391 stores)
Revenues	$82,433	$78,125	$4,308	5.5%
Expenses	25,616	24,787	829	3.3%
Net operating income	$56,817	$53,338	$3,479	6.5%

Stores owned since 12/31/12 (376 stores)
Revenues	$77,138	$73,127	$4,011	5.5%
Expenses	24,006	23,164	842	3.6%
Net operating income	$53,132	$49,963	$3,169	6.3%

* See exhibit A for supplemental quarterly same store data.

YEAR TO DATE SAME STORE DATA (3) * 420 mature stores owned since 12/31/14 (unaudited)	January 1, 2016	January 1, 2015
	to	to		Percentage
(dollars in thousands)	June 30, 2016	June 30, 2015	Change	Change

Revenues:
Rental income	$167,845	$158,321	$9,524	6.0%
Tenant insurance	6,401	5,569	832	14.9%
Other operating income	2,908	2,954	(46)	-1.6%
Total operating revenues	177,154	166,844	10,310	6.2%

Expenses:
Payroll and benefits	14,842	14,298	544	3.8%
Real estate taxes	18,672	17,605	1,067	6.1%
Utilities	5,316	5,845	(529)	-9.1%
Repairs and maintenance	6,456	6,911	(455)	-6.6%
Office and other operating expense	5,828	5,538	290	5.2%
Insurance	2,061	2,210	(149)	-6.7%
Advertising & yellow pages	584	710	(126)	-17.7%
Internet marketing	3,380	2,900	480	16.6%
Total operating expenses	57,139	56,017	1,122	2.0%

Net operating income (1)	$120,015	$110,827	$9,188	8.3%

YTD Same store move ins	83,582	89,187	(5,605)

YTD Same store move outs	75,721	77,447	(1,726)

OTHER DATA - unaudited	Same Store (3)		All Stores (4)
	2016	2015	2016	2015

Weighted average quarterly occupancy	92.3%	92.0%	91.4%	91.4%

Occupancy at June 30	92.7%	92.7%	91.8%	92.2%

Rent per occupied square foot	$13.05	$12.40	$13.16	$12.28

Investment in Storage Facilities: (unaudited)
The following summarizes activity in storage facilities during the six months ended June 30, 2016:

Beginning balance	$2,491,702
Property acquisitions	431,460
Improvements and equipment additions:
Expansions	1,930
Roofing, paving, and equipment:
Stabilized stores	8,772
Recently acquired stores	2,922
Additions to consolidated subsidiary	2,117
Change in construction in progress (Total CIP $19.7 million)	12,724
Dispositions and Impairments	(29,333)
Storage facilities at cost at period end	$2,922,294

Comparison of Selected G&A Costs (unaudited)	Quarter Ended
	June 30, 2016	June 30, 2015

Management and administrative salaries and benefits	6,163	5,720
Training	214	225
Call center	601	491
Uncle Bob's Management costs	73	105
Income taxes	11	617
Legal, accounting and professional	1,027	662
Other administrative expenses (5)	2,025	1,866
	$10,114	$9,686

Net rentable square feet	June 30, 2016
Wholly owned properties	32,594,332
Joint venture properties	5,186,901
Third party managed properties	897,433
	38,678,666

	June 30, 2016	June 30, 2015

Common shares outstanding	46,369,391	35,833,639
Operating Partnership Units outstanding	196,008	178,866

(1) Net operating income or "NOI" is a non-GAAP (generally accepted accounting principles) financial measure that we define as total continuing revenues less continuing property operating expenses. NOI also can be calculated by adding back to net income: interest expense, impairment and casualty losses, depreciation and amortization expense, acquisition related costs, general and administrative expense, and deducting from net income: income from discontinued operations, interest income, gain on sale of real estate, and equity in income of joint ventures. We believe that NOI is a meaningful measure to investors in evaluating our operating performance, because we utilize NOI in making decisions with respect to capital allocations, in determining current property values, and comparing period-to-period and market-to-market property operating results. Additionally, NOI is widely used in the real estate industry and the self storage industry to measure the performance and value of real estate assets without regard to various items included in net income that do not relate to or are not indicative of operating performance, such as depreciation and amortization, which can vary depending on accounting methods and book value of assets. NOI should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, operating income and net income.

(2) We believe that Funds from Operations (“FFO”) provides relevant and meaningful information about our operating performance that is necessary, along with net earnings and cash flows, for an understanding of our operating results. FFO adds back historical cost depreciation, which assumes the value of real estate assets diminishes predictably in the future. In fact, real estate asset values increase or decrease with market conditions. Consequently, we believe FFO is a useful supplemental measure in evaluating our operating performance by disregarding (or adding back) historical cost depreciation.

Funds from operations is defined by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) as net income available to common shareholders computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses on sales of properties, plus impairment of real estate assets, plus depreciation and amortization and after adjustments to record unconsolidated partnerships and joint ventures on the same basis. We believe that to further understand our performance, FFO should be compared with our reported net income and cash flows in accordance with GAAP, as presented in our consolidated financial statements.

Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, or as an indicator of our ability to make cash distributions.

(3) Includes the stores owned and/or managed by the Company for the entire periods presented that are consolidated in our financial statements. Does not include unconsolidated joint ventures or other stores managed by the Company.

(4) Does not include unconsolidated joint venture stores or other stores managed by the Company.

(5) Other administrative expenses include office rent, travel expense, investor relations and miscellaneous other expenses.

Exhibit A

Sovran Self Storage, Inc.

Same Store Performance Summary by Market
Three Months Ended June 30, 2016
(unaudited)

		Square Feet	Avg Qtrly Rent per Occupied Square Foot	Avg Qtrly Occupancy for the Three Months Ended June 30,		Revenue for the Three Months Ended June 30,			Expenses for the Three Months Ended June 30,			NOI for the Three Months Ended June 30,
Market	Stores			2016	2015	2016	2015	% Change	2016	2015	% Change	2016	2015	% Change

Houston-The Woodlands-Sugar Land, TX	41	3,169	$13.45	92.7%	92.4%	$10,390	$9,908	4.9%	$3,541	$3,380	4.8%	$6,849	$6,528	4.9%
New England-CT-RI-NH-MA-ME	33	2,027	16.91	91.3%	91.5%	8,210	7,782	5.5%	2,398	2,333	2.8%	5,812	5,449	6.7%
New York-Newark-Jersey City, NY-NJ-PA	24	1,401	21.51	91.5%	90.0%	7,195	6,826	5.4%	2,356	2,313	1.9%	4,839	4,513	7.2%
Atlanta-Sandy Springs-Roswell, GA	21	1,450	12.46	92.4%	93.2%	4,465	4,041	10.5%	1,165	1,124	3.6%	3,300	2,917	13.1%
Buffalo-Upstate, NY	19	1,268	13.02	89.3%	92.6%	3,887	3,784	2.7%	1,246	1,204	3.5%	2,641	2,580	2.4%
Dallas-Fort Worth-Arlington, TX	19	1,287	11.95	95.2%	95.1%	3,807	3,592	6.0%	1,228	1,233	-0.4%	2,579	2,359	9.3%
Austin-Round Rock, TX	17	1,351	12.35	90.2%	89.9%	3,952	3,887	1.7%	1,391	1,339	3.9%	2,561	2,548	0.5%
Miami-Fort Lauderdale-West Palm Beach, FL	15	1,071	18.36	91.3%	91.1%	4,712	4,407	6.9%	1,334	1,282	4.1%	3,378	3,125	8.1%
San Antonio-New Braunfels, TX	15	909	12.89	92.8%	91.6%	2,873	2,672	7.5%	1,077	973	10.7%	1,796	1,699	5.7%
New Orleans-Lafayette, LA	15	919	11.60	91.3%	92.6%	2,575	2,580	-0.2%	740	750	-1.3%	1,835	1,830	0.3%
St. Louis, MO	14	881	13.28	90.7%	93.3%	2,794	2,639	5.9%	971	838	15.9%	1,823	1,801	1.2%
Tampa-St. Petersburg-Clearwater, FL	13	815	13.99	95.8%	94.4%	2,904	2,673	8.6%	825	779	5.9%	2,079	1,894	9.8%
Virginia Beach-Norfolk-Newport News, VA	12	908	10.23	94.0%	88.9%	2,302	2,224	3.5%	756	738	2.4%	1,546	1,486	4.0%
Chicago-Naperville-Elgin, IL	10	777	14.02	92.8%	90.3%	2,659	2,473	7.5%	933	922	1.2%	1,726	1,551	11.3%
Phoenix-Mesa-Scottsdale, AZ	10	667	10.88	90.5%	88.8%	1,758	1,621	8.5%	531	498	6.6%	1,227	1,123	9.3%
Cleveland-Elyria, OH	9	624	11.35	89.0%	90.0%	1,675	1,644	1.9%	559	518	7.9%	1,116	1,126	-0.9%
Raleigh-Durham, NC	8	527	12.10	95.6%	95.4%	1,604	1,549	3.6%	392	368	6.5%	1,212	1,181	2.6%
Jacksonville, FL	8	546	10.71	96.3%	95.4%	1,514	1,376	10.0%	453	450	0.7%	1,061	926	14.6%
Pensacola-Ferry Pass-Brent, FL	8	602	8.13	94.5%	84.4%	1,264	1,171	7.9%	440	435	1.1%	824	736	12.0%
Space Coast, FL	7	523	12.07	93.5%	93.7%	1,588	1,391	14.2%	397	402	-1.2%	1,191	989	20.4%
Beaumont-Port Arthur, TX	7	426	13.32	94.1%	96.6%	1,417	1,343	5.5%	447	462	-3.2%	970	881	10.1%
Charlotte-Concord-Gastonia, NC	7	441	11.67	96.1%	95.8%	1,311	1,195	9.7%	361	330	9.4%	950	865	9.8%
Montgomery, AL	7	490	9.78	88.2%	90.3%	1,129	1,038	8.8%	337	332	1.5%	792	706	12.2%
Jackson, MS	6	396	11.15	92.9%	92.0%	1,079	1,058	2.0%	298	298	0.0%	781	760	2.8%
Cape Coral-Fort Myers, FL	6	314	12.02	95.1%	94.2%	964	848	13.7%	293	280	4.6%	671	568	18.1%
Orlando-Kissimmee-Sanford, FL	5	358	11.46	91.0%	96.3%	993	916	8.4%	294	306	-3.9%	699	610	14.6%
Chattanooga, TN-GA	5	353	11.29	94.1%	90.3%	992	878	13.0%	320	307	4.2%	672	571	17.7%
Columbia, SC	5	287	10.11	95.0%	94.6%	745	723	3.0%	276	276	0.0%	469	447	4.9%
Youngstown-Warren-Boardman, OH-PA	5	336	8.75	90.3%	91.7%	705	702	0.4%	244	240	1.7%	461	462	-0.2%
Other markets	49	3,217	11.01	91.7%	91.9%	8,675	8,357	3.8%	2,632	2,621	0.4%	6,043	5,736	5.4%

Portfolio Total	420	28,340	$13.05	92.3%	92.0%	$90,138	$85,298	5.7%	$28,235	$27,331	3.3%	$61,903	$57,967	6.8%

Properties owned since 12/31/14 (detail shown above)	420	28,340	13.05	92.3%	92.0%	90,138	85,298	5.7%	28,235	27,331	3.3%	61,903	57,967	6.8%
Properties owned since 12/31/13	391	26,228	12.87	92.4%	92.1%	82,433	78,125	5.5%	25,616	24,787	3.3%	56,817	53,338	6.5%
Properties owned since 12/31/12	376	25,125	12.55	92.4%	92.2%	77,138	73,127	5.5%	24,006	23,164	3.6%	53,132	49,963	6.3%

Dollars in thousands except for average quarterly rent per occupied square foot. Square feet in thousands.
List includes markets where the Company has five or more stores.

Exhibit B

Sovran Self Storage, Inc.

Debt Maturity Schedule
June 30, 2016
(unaudited)

			Current Interest Rate (**)
	Maturity Date	Basis of Rate
(dollars in thousands)				2016	2017	2018	2019	2020	Thereafter	Total

Line of credit	Dec-2019	Variable	1.54%	$-	$-	$-	$-	$-	$-	$-

Term note	Jun-2020	Swapped to fixed	3.52%	-	-	-	-	125,000	-	125,000
Term note	Jun-2020	Swapped to fixed	2.76%	-	-	-	-	100,000	-	100,000
Term note	Jun-2020	Swapped to fixed	2.52%	-	-	-	-	100,000	-	100,000
Term note	Aug-2021	Fixed	5.54%	-	-	-	-	-	100,000	100,000
Term note	Apr-2024	Fixed	4.53%	-	-	-	-	-	175,000	175,000
Term note	Jul-2026	Fixed	3.50%	-	-	-	-	-	600,000	600,000
Mortgage note	Apr-2023	Fixed	4.07%	42	88	92	96	99	3,832	4,249
Mortgage note	Nov-2023	Fixed	5.26%	30	63	67	71	74	3,728	4,033
Mortgage note	May-2026	Fixed	5.99%	71	151	160	170	181	1,190	1,923

				$143	$302	$319	$337	$325,354	$883,750	$1,210,205

(**) Rate as of June 30, 2016 based on existing debt rating. Interest rates shown do not include amortization of debt issuance costs, bond discount, and facility fees which are expected to be $1.9 million in 2016.

Exhibit C

Sovran Self Storage, Inc.

Certificate of Occupancy / Lease Up Performance Summary
June 30, 2016
(unaudited)
(dollars in thousands)

		# of Stores		Net Rentable Square Feet	Occupancy at June 30,		Revenue for the Three Months Ended June 30,		Expenses for the Three Months Ended June 30,		NOI for the Three Months Ended June 30,
Market	Acquired		Cost		2016	2015	2016	2015	2016	2015	2016	2015

Chicago, IL	May-2014	1	$5,500	52,168	88.8%	86.4%	$178	$141	$91	$62	$87	$79
Chattanooga, TN	Sep-2014	1	6,550	57,260	94.8%	85.5%	201	123	69	56	132	67
Chicago, IL	Nov-2014	1	5,750	97,611	85.4%	54.1%	189	68	131	82	58	(14)
Chicago, IL	Mar-2015	1	8,690	64,780	61.6%	17.8%	122	19	87	57	35	(38)
Phoenix, AZ	Jun-2015	1	7,904	64,401	71.9%	36.4%	166	26	79	50	87	(24)
Boston, MA	Jun-2015	1	10,291	63,475	59.7%	0.0%	100	-	108	6	(8)	(6)
Phoenix, AZ	Feb-2016	1	9,275	67,825	71.3%	0.0%	141	-	75	-	66	-
Miami, FL	Feb-2016	1	11,274	69,361	36.1%	0.0%	70	-	89	-	(19)	-
Los Angeles, CA	Mar-2016	1	18,600	79,835	18.7%	0.0%	35	-	101	-	(66)	-

		9	$83,834	616,716			$1,202	$377	$830	$313	$372	$64

Certificate of Occupancy Properties Currently Under Contract

	Expected			Expected
	Acquisition	# of Stores	Expected	Net Rentable Square Feet
Market	Date		Cost

Charleston, SC	Jul-2016	1	$8,430	70,735
Chicago, IL	Aug-2016	1	9,000	71,520
Chicago, IL	Dec-2016	1	9,800	79,670
Charlotte, NC	May-2017	1	12,425	71,780
		4	$39,655	293,705

CONTACT:
Sovran Self Storage, Inc.
Diane Piegza, 716-650-6115
Vice President
Investor Relations and Community Affairs